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                            Memorandum of Agreement


                                    between

                             e-commerce group Inc.



                                      and

                           Greenfield Ventures Ltd.,


                                      for

                             e-commerce group Inc.
                        Corporate Introduction Services


                                                      Dated: 25/th/ October 1999


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Memorandum of Agreement


Participants

The participants of this memorandum are as follows:
1. E-commerce group Inc, formerly Dalton International Resources Inc. a NASDAQ Bulletin Board quoted company (ECGM(E) - formerly DIRI
2. Greenfield Ventures Ltd (GVL)

In each case their duly authorized officers represent the companies. The confidentiality expressed throughout extends to all other officers and or associates of the participating companies and further assumes that there are already NDA's covering the confidentiality.

Objective

Once signed, this document will set out the detailed the terms of a contract where Greenfield Ventures Ltd. will provide introduction to business acquisition targets to e-commerce group Inc. on terms as specified within this contract. In essence the introduction of symbiotic companies with e-commerce group Inc. where significant mutual benefit could be achieved.

The terms set out in the enclosed are binding and form the basis of a legal commitment by all the parties.

Greenfield Ventures (GVL)

     .    GVL is retained by the group for a period of three years
     . The commencement date of the contract will be the date of completion of the Private Placement of funds to ECGM under the Offering Memorandum dated November 15/th/ 1999 issued by ECGM.
     . This contract shall remain in force for the duration of this contract unless one of the following situations transpires:
          .   ECGM is acquired or merged with another group.
          .   ECGM goes into receivership, Chapter 11 or
              liquidation or any other form of administration
              within/by any of its operating groups or
              subsidiaries
          .   GVL is acquired or merged with another group.



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          [_]  GVL goes into receivership, Chapter 11 or liquidation or any other form of administration within/by any of its operating groups or subsidiaries

          [_] If by mutual agreement GVL has been unable to perform its duties in accordance with the requirements of ECGM. In this case ECGM reserves the right to appoint another agency to complete the outstanding appointments without course to honor the balance of the contract.

     [_] GVL agrees to work diligently to always seek the very best calibre partners and acquisition targets.

     [_] It is clearly understood that the executive Management team has the exclusive right of refusal to any target candidate offered by GVL for any reason, or for no reason.

     [_] It is further understood that the GVL will use its very best endeavors to minimize the utilization of e-commerce group Inc.'s executive management time without sound business reason and in line with the companies specific brief on the types of acquisition targets.

     [_]  The commensurate fees and terms are as follows:-
               [_]  This contract is on a no expenses, no retainer basis.
               [_]  It is based on a completion fees only.

     [_] Payments and or Share issuance will be effected within 60 days of the signing of the completion documents and subsequent SEC or other regulatory approval that may be required.

     [_] Payment schedule for the successful completion of an acquisition by e-commerce group Inc. being introduced to them by GVL is based on a reverse Leaman Scale as follows:-

          [_]  Net acquisition purchase price to $1M = 5%

          [_]  Net acquisition purchase price $1M - $3M = 3%

          [_]  Net acquisition purchase price $3M - $5M = 2%

          [_]  Net acquisition purchase price $5M+ = 1%

          [_]  All fees are in United States Dollars (US $'s)

          [_]  Minimum Fee = $25,000

     [_] Fees can be paid in a mix of cash and company stock on the cash equivalent basis of 50% cash and 50% stock. The issuing price of the stock in this case will be based on the trading average of the stock on the previous 90 days public trade. Any stock issued will be Preference A stock and will be subject to the SEC regulations pertaining to this type of stock issuance.

     Exit Terms

     The spirit of this agreement, as previously stated, is to move quickly to the completion of the raising of finance under the Offering Memorandum,


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     dated 1/st/ November 1999. Because of the level of expense incurred on the promoting parties this agreement is binding save for the acceptable `Exit Terms' listed below;

     [_] The required funding is not made available within the timeframe detailed in the Offering Memorandum, dated 8/th/ November 1999

     [_] A period of 120 days has lapsed (from the date of signing this agreement) prior to completion of the Offering Memorandum

     In the case of failure to raise financing through the Offering Memorandum this contract ceases to have any value and no compensation is due to any party by the other.

     The signatories of this Memorandum of Agreement, (e-com Corp Intro MOA) hereby agree to voluntarily cooperate, according to their respective roles and competencies and to conclude the project described above in a positive and constructive manner for the benefit of all parties present and future.

     Further they agree to conduct themselves within the framework of the regulatory bodies where required.

     Each party agrees that this forms a binding contract on the terms set out herein agrees it.

     Signed                   Signed                   Signed

                              /s/  T Taylor            /s/ Tony Arnold
     --------------------     ----------------------   --------------------

     Print Name               Print Name               Print Name

     David Wong               T E TAYLOR               TONY ARNOLD
     Company Secretary

     ____________________     _______________________  ____________________
     On behalf of:            On behalf of:            Witness thereof:

     e-commerce group Inc.    Greenfield Ventures Ltd. 134 Hilmarton
                                                       Reading
                                                       Buckinghamshire
                                                       UK
                                                       RG64HJ

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